Exhibit 10.5(c)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is treated by the Registrant as private or confidential.

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Second Amendment (“Amendment”) is entered into effective as of April 9, 2019 and is made to the EXCLUSIVE LICENSE AGREEMENT dated November 23, 2015 as amended on November 13, 2017 (the “Agreement”) by and between THE SCRIPPS RESEARCH INSTITUTE, a California nonprofit public benefit corporation (“TSRI“), and BLACKTHORN THERAPEUTICS, NC., a Delaware corporation (“Licensee”).

WHEREAS, the parties desire to make certain amendments to the Agreement to clarify the parties rights and obligations;

WHEREAS, in connection with the entry into the Amendment, the Licensee shall issue to TSRI an aggregate of 152,088 shares of its Common Stock.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Amendment of Section 1.12. Section 1.12 of the Agreement, the definition of Licensed Patent Rights, is hereby amended as set forth below:

“Licensed Patent Rights. The term “Licensed Patent Rights” shall mean (i) all Patent Rights arising out of the patent application(s) set forth in Exhibit B of this Agreement and the resulting issued patents therefrom, and (ii) TSRI’s Patent Rights for Option Products.”

2.	Amendment of Section 1.13. Section 1.13 of the Agreement, the definition of Licensed Product, is hereby amended by the addition of the following final sentence:

“For avoidance of doubt, KOR Modulator [***] is a Licensed Product in accordance with this definition.”

3.	Amendment of Section 3.5. Section 3.5 of the Agreement is hereby amended to read as set forth below:

“Participation in Future Equity Offerings. If Licensee proposes to sell or sells any Equity Securities after the Financing Threshold is achieved (“Qualified Financing”), in each instance, TSRI and/or TSRI’s assignee, [***], or one other single assignee that is reasonable acceptable to Licensee (“Equity Assignee”) shall have the right, but not the obligation, to participate in such Qualified Financing on the same terms made available to all other investors in such Qualified Financing (other than in respect of any discount applicable to the conversion of indebtedness in consideration of another equity security) in an amount up to [***]. Licensee shall provide prior written notice and other relevant documents to TSRI to enable TSRI and/or its Equity Assignee to participate in each Qualified Financing. TSRI (or its Equity Assignee, if applicable) must deliver written notice of the exercise of its rights under this Section 3.5 to Licensee within [***] business days after Licensee’s written notice of the Qualified Financing or the rights will expire with respect to the Qualified Financing.

For clarity and without limitation, none of the following shall be considered a Qualified Financing: (a) the issuance of securities in connection with stock dividends, stock splits or similar divisions of Licensee’s capital stock; (b) the issuance of capital stock, or options or warrants to purchase capital stock issued to employees, officers, consultants or directors of Licensee, directly or pursuant to a stock option plan, restricted stock purchase plans or other stock plan; (c) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the Effective Date, including without limitation, warrants, notes or options; (d) the issuance of securities for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination; (e) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions, debt financing or similar transactions with such financial institutions or lessors; (f) the issuance of securities to an entity as a component of any business relationship with such entity primarily for the purpose of (i) joint venture, technology licensing or development activities, (ii) distribution, supply or manufacture of the Company’s products or services or (iii) any other arrangements involving corporate partners that are primarily for purposes other than raising capital; or (g) any public offering of the Licensee’s capital stock.

TSRI’s (and its Equity Assignee’s) rights under this Section 3.5 shall terminate: (a) on the date that TSRI (or its Equity Assignee, if applicable) ceases to own shares of the Licensee’s common stock, (b) immediately prior to consummation of any public offering by Licensee of shares of its common stock, or (c) immediately prior to consummation of (i) any merger of consolidation involving Licensee (except any such merger or consolidation involving Licensee in which the shares of capital stock of the Licensee outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation) or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by Licensee or any subsidiary of Licensee of all or substantially all the assets of Licensee and its subsidiaries taken as a whole.”

4.	Amendment of Section 4.2. Section 4.2 of the Agreement is hereby amended to read as set forth below:

“Success Payments. The Following payments shall be made in cash (unless otherwise specified below) by Licensee to TSRI within [***] calendar days of the occurrence of any of the following events:

Event	Payment
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5.	Amendment of Section 6.3. Section 6.3 of the Agreement is hereby amended to read as set forth below:

“Ownership. TSRI exclusively owns or jointly owns with Licensee all right, title and interest in and to the Licensed Patent Rights.”

6.	Amendment of Section 6.5.1. Section 6.5.1 of the Agreement is hereby amended to read as set forth below;

“Prosecution of Infringements. Licensee agrees to promptly notify TSRI in the event that Licensee becomes aware of any infringement or threatened infringement by a third party of any of the Licensed Patent Rights. TSRI and Licensee will mutually confer with one another with respect to any actions to be undertaken by either Party with respect to third party infringement of the Licensed Patent Rights. Licensee shall have the exclusive right to bring suit and to take action against any infringer of the Licensed Patent Rights in its own name, or in the name of TSRI where necessary, in which case Licensee shall control the prosecution of any such suit or claim, including without limitation the choice of counsel, and shall have the exclusive right to settle or dispose of any such suit or claim. TSRI shall at Licensee’s request, take all action reasonably necessary to assist in any such suit, including joining as a party.    If Licensee undertakes to prosecute any infringement, Licensee may enter into settlements, stipulated judgments or other arrangements respecting such infringement, at its own expense, but only with TSRI’s prior written consent if such settlements, stipulated judgments or other arrangements would affect TSRI’s business or its rights in the Licensed Patent Rights. Licensee shall hold TSRI harmless from all liabilities and expenses with respect to such infringements. If Licensee declines to prosecute any such infringement, Licensee shall notify TSRI in writing of its decision within [***] days of the later of (i) mutual agreement of the parties to pursue the alleged infringer, and (ii) initiation of consultation between Licensee and TSRI as provided in the second sentence of this Section 6.5.1. If Licensee (a) notifies TSRI of its decision not to prosecute any such infringement or (b) fails to notify TSRI in writing of its decision to pursue the alleged infringer, in each case ((a) and (b)) within the [***]-day period referenced above, Licensee’s rights to pursue the infringer will end, and TSRI will thereafter have the right, but not the obligation, to prosecute such infringement itself.”

7.	Amendment of Section 10.1. Section 10.1 of the Agreement is hereby amended to read as set forth below:

“Assignment. Any and all assignments of this Agreement or any rights hereunder by Licensee without TSRI’s prior written consent are void, except the Licensee may assign this Agreement and all of its rights and obligations hereunder without TSRI’s consent in connection with the transfer or sale of all or substantially all of Licensee’s business to a third party, whether by merger, sale of stock, sale of assets or otherwise (a “Change in Control Transaction”); provided that Licensee delivers to TSRI written notice of such Change in Control Transaction at least [***] days prior to the consummation of such transaction, and the successor or assignee of Licensee’s interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by Licensee and such written assumption shall be delivered to TSRI concurrently with the consummation of such transfer or assignment.”

8.	Amendment of Exhibit A. Exhibit A is hereby amended to delete the text set forth below.

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9.	Amendment of Exhibit B. Exhibit B of the Agreement is hereby amended by replacing the same with Exhibit 1 hereto.

10.

Waiver. Each party hereto on behalf of itself and its affiliates hereby waives any all noncompliance by the other party in respect of Section 3 of the Agreement for any and all actions, omissions, or failures to act preceding the date of this Amendment.

11.

Stock Issuance. Contemporaneous with the execution of this Amendment, Licensee shall issue to TSRI an aggregate of [***] shares of its Common Stock in full and complete satisfaction of its obligations under the Agreement and in consideration of the entry into this Amendment. The stock issuance shall be made pursuant to a form of stock issuance agreement mutually and reasonably agreeable to the parties.

12.	Miscellaneous.

a.	Except as amended hereby, all other provisions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms.

b.	All capitalized terms not otherwise defined herein shall have the meaning so attributed to such terms in the Agreement.

c.	In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control.

d.

This Amendment may be executed simultaneously in two or more counterparts, and by PDF or other electronic transmission, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

IN WITNESS WHEREOF, the parties have executed this Second Amendment by their duly authorized representatives as of the date set forth above.

TSRI: THE SCRIPPS RESEARCH INSTITUTE		Licensee: BLACKTHORN THERAPEUTICS, INC.

By:	/s/	By:	/s/
Title:	Chief Operating Officer	Title:	President & COO
Date:	April 9, 2019	Date:	4/9/2019

EXHIBIT 1 TO THIS SECOND AMENDMENT:

EXHIBIT B

LICENSED PATENT RIGHTS

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